
<ARTICLE> 5
<LEGEND>

The following schedule contains summary financial information which has been extracted from the financial statements of GOLDEN CHIEF RESOURCES INC.
for the interim financial statements filed on Form 10-QSB for the periods indicated. These summary schedules are qualified in their entirety by reference to such financial statements and the notes thereto.

</LEGEND>

<CIK> 0000752391
<NAME> GOLDEN CHIEF RESOURECES, INC.


<PERIOD-TYPE>                   3-MOS					6-MOS
<FISCAL-YEAR-END>                          SEP-30-2000      SEP-30-2000
<PERIOD-START>                              JAN-1-2000       OCT-1-1999
<PERIOD-END>                               MAR-31-2000		MAR-31-2000
<CASH>                                           2,338		      2,338
<SECURITIES>                                         0		          0
<RECEIVABLES>                                        0		          0
<ALLOWANCES>                                         0		          0
<INVENTORY>                                          0		          0
<CURRENT-ASSETS>                                 2,338		      2,338
<PP&E>                                          51,782		     51,782
<DEPRECIATION>                                 (7,021)			(7,021)
<TOTAL-ASSETS>                                  47,099			 47,099
<CURRENT-LIABILITIES>                          154,749			154,749
<BONDS>                                              0                0
<PREFERRED-MANDATORY>                                0                0
<PREFERRED>                                          0                0
<COMMON>                                     1,156,276	  	  1,156,276
<OTHER-SE>                                 (1,263,926)	 	(1,263,926)
<TOTAL-LIABILITY-AND-EQUITY>                    47,099		     47,099
<SALES>                                          8,138		   	  8,138
<TOTAL-REVENUES>                                 8,235  		  8,235
<CGS>                                           25,200			 25,200
<TOTAL-COSTS>                                 (16,965)			(16,965)
<OTHER-EXPENSES>                               125,462			176,424
<LOSS-PROVISION>                                     0                0
<INTEREST-EXPENSE>                                   0                0
<INCOME-PRETAX>                              (142,427)		  (193,350)
<INCOME-TAX>                                         0                0
<INCOME-CONTINUING>                          (142,427)		  (193,350)
<DISCONTINUED>                                       0                0
<EXTRAORDINARY>                                      0                0
<CHANGES>                                            0                0
<NET-INCOME>                                 (142,427)		  (193,350)
<EPS-BASIC>                                     (0.00)        	 (0.00)
<EPS-DILUTED>                                   (0.00)        	 (0.00)